UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 5, 2011
Date of Report (Date of earliest event reported)

DOUGLAS LAKE MINERALS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50907	98-0430222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 500, 666 Burrard Street Vancouver, British Columbia, Canada	V6C 3P6
(Address of principal executive offices)	(Zip Code)

(604) 642-6165
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01       Entry into a Material Definitive Agreement

Effective August 5, 2011, the Board of Directors of Douglas Lake Minerals Inc. (the "Company") ratified the entering into of a certain Mineral Property Acquisition Agreement (the "Acquisition Agreement") with Handeni Resources Limited ("Handeni Resources"), a limited liability company registered under the laws of Tanzania. The Acquisition Agreement provides the Company with an exclusive option (the "Option") to acquire from Handeni Resources a 100% interest in area of approximately 2.67 square kilometers located in the Handeni District of Tanzania (the "Property"), which Property is adjacent to the area covered by the Company's four existing prospecting licenses (totaling approximately 800 square kilometers) in the Handeni District.

Pursuant to the terms of the Acquisition Agreement, in order to keep the Option in good standing during the thirty-day period starting on August 5, 2011 (the "Option Period"), the Company is required to provide the following consideration to Handeni Resources:

  Share issuance: issue from treasury and to the order and direction of Handeni Resources prior to and at the end of the Option Period an aggregate of 15,000,000 restricted common shares in the share capital of the Company (each a "Share"), at a deemed issuance price of U.S. $0.40 per Share; and

  Maintenance payments: pay, or cause to be paid, to or on Handeni Resource's behalf as the Company may determine, in the Company's sole and absolute discretion, all underlying option, regulatory and governmental payments and assessment work required to keep the mineral property interests comprising the Property and any underlying option agreements respecting any of the mineral property interests comprising the Property in good standing during the Option Period.

Mr. Reginald Mengi, the Chairman of the Board of Directors of the Company, has an existing direct and/or indirect ownership interest in Handeni Resources and/or beneficial interest(s) in and to Handeni Resources. As such, Mr. Mengi did not participate in any discussions by the Board of Directors regarding the Acquisition Agreement. In addition, Mr. Mengi did not, and was not entitled to, vote on the Board of Directors' ratification of the Acquisition Agreement.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibits.
Exhibit Number	Description
10.1	Mineral Property Acquisition Agreement between the Company and Handeni Resources Limited, dated August 5, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DOUGLAS LAKE MINERALS INC.
DATE: August 9, 2011.	By: "Douglas Boateng" Name: Douglas Boateng Position: President, CEO and a director

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